Guarantee Of
FBRED REIT High Yield Securities, LLC

September 19, 2025

Lucid Management And Capital Partners LP 295 Madison Avenue, 39th Floor
New York, NY 10017
For value received, Franklin BSP Real Estate Debt, Inc. (the "Guarantor"), a corporation organized under the laws of Maryland, hereby unconditionally guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising (the “Obligations”) of FBRED REIT High Yield Securities, LLC, a limited liability company, organized under the laws of Delaware ("MRA Counterparty") arising out of or under the Master Repurchase Agreement, dated as of September 19, 2025 between the MRA Counterparty and Lucid Prime Fund LLC (“Beneficiary”). This Guaranty is one of payment and not of collection.
The Guarantor hereby waives notice of acceptance of this Guaranty and notice of the Obligations and waives presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, suit, or the taking of other action by Beneficiary against, and any other notice to, the MRA Counterparty, the Guarantor or others.
The Beneficiary may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (1) agree with the MRA Counterparty to make any change in the terms of the Obligations, (2) take or fail to take any action of any kind in respect of any security for the Obligations, (3) exercise or refrain from exercising any rights against the MRA Counterparty or others, or (4) compromise or subordinate the Obligations, including any security therefore. Any other suretyship defenses are hereby waived by the Guarantor.
The Guarantor agrees to pay on demand all reasonable out-of-pocket expenses (including the reasonable out-of-pocket fees and expenses of Beneficiary’s attorneys) in any way relating to the enforcement or protection of the rights of Beneficiary hereunder.
Guarantor will not exercise any rights that it may acquire by way of subrogation until all due and unpaid Obligations to Beneficiary shall have been paid in full. Any amount paid to the Guarantor in violation of the preceding sentence shall be held by the Guarantor for the benefit of Beneficiary and shall forthwith be paid to Beneficiary to be credited and applied to the due and unpaid Obligations. Subject to the foregoing, upon payment of such due and unpaid Obligations, the Guarantor shall be subrogated to the rights of Beneficiary against the MRA Counterparty with respect to such Obligations, and Beneficiary agrees to take at the Guarantor’s expense such steps as Guarantor may reasonably request to implement such subrogation.

This Guaranty is absolute, unconditional, and irrevocable and shall remain in full force and effect and be binding upon Guarantor, its successors and assigns, until all of the Obligations have been satisfied in full unless and until Beneficiary expressly releases Guarantor in writing. Any attempted revocation or termination by Guarantor without such written release shall be void and of no effect. The Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of any Obligations or interest thereon, is rescinded or must otherwise be restored or returned by Beneficiary upon the bankruptcy, insolvency, dissolution or reorganization of the MRA Counterparty.

All sums payable by the Guarantor hereunder shall be made in freely transferable, cleared, and immediately available funds without any set-off, deduction or withholding unless such set-off, deduction or withholding is required by an applicable law, judicial or administration decision, or practice of any relevant governmental authority, or by any combination thereof. If the Guarantor is so required to set-off, deduct or withhold, then the Guarantor shall pay to Beneficiary, in addition to the payment to which Beneficiary is otherwise entitled, such additional amount as is necessary to ensure that the net amount actually received by Beneficiary (free and clear of any set-off, deduction or withholding) will equal the full amount which Beneficiary would have received had no such set-off, deduction or withholding been required.

No failure on the part of Beneficiary to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Beneficiary of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power. Each and every right, remedy, or power hereby granted to Beneficiary or allowed it by law or agreement shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary from time to time.

In the event that any provision of this Guaranty is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction or regulatory authority, the remainder of this Guaranty shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless the deletion of such provision would substantially impair the respective benefits of the remaining portions of this Guaranty.

This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Beneficiary and its successors and permitted assigns. The obligations of Guarantor hereunder shall not be affected by any assignment or transfer of the Master Repurchase Agreement or any interest therein by Beneficiary.
Guarantor represents and warrants as follows:

(a)Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to execute, deliver, and perform this Guaranty.

(b)The execution, delivery, and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of Guarantor’s certificate of incorporation or bylaws, as amended to date.

(c)All consents, licenses, clearances, authorizations, and approvals of, registrations and declarations with, any governmental or regulatory authority necessary for the due execution, delivery, and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery, or performance of this Guaranty.
(d)This Guaranty constitutes the legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
(e)Guarantor acknowledges that it has reviewed and is familiar with the terms and conditions of the Master Repurchase Agreement and any related documents referenced therein. Guarantor further agrees that its obligations under this Guaranty shall remain in full force and effect notwithstanding any amendment, restatement, modification, renewal, extension, or assignment of the Master Repurchase Agreement or any related documents, whether or not Guarantor has consented thereto or received notice thereof.

Docusign Envelope ID: CFE45C03-3BDC-4D4C-8A9E-8F091D45B0FB

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AGREES TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA. GUARANTOR FURTHER CONSENTS TO THE ENTRY AND ENFORCEMENT OF ANY JUDGEMENT AGAINST GUARANTOR IN THE COURTS OF THE JURISDICTION IN WHICH AND TO WHICH GUARANTOR OR ANY OF ITS PROPERTY IS PRESENT OR IS SUBJECT.

Very truly yours,

Franklin BSP Real Estate Debt, Inc.

By:     Name: Jacob Breinholt
Title:    Authorized Signatory